                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
    Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a - 11(c) or ss. 240.14a - 12

                      COMMONWEALTH BIOTECHNOLOGIES, INC.
                      ----------------------------------
               (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)      Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------
        (2)      Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------
        (4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------
        (5)      Total fee paid:

                 --------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:

                 --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------
         (3)      Filing Party:

                 --------------------------------------------------------------
         (4)      Date Filed:

                 --------------------------------------------------------------

                                     [LOGO]

                       Commonwealth Biotechnologies, Inc.
                                601 Biotech Drive
                            Richmond, Virginia 23235



To Our Shareholders:



         You are cordially invited to attend the Annual Meeting of Shareholders, which is to be held on May 7, 2001, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia 23235. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.


         It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your efforts to return the enclosed proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.


         We look forward to seeing you at the Annual Meeting.


                                         Sincerely yours,





                                         /S/ Richard J. Freer

                                         RICHARD J. FREER, PH.D.,
                                         Chairman of the Board of Directors

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                                601 Biotech Drive
                            Richmond, Virginia 23235


                    Notice of Annual Meeting of Shareholders
                                   To Be Held
                                   May 7, 2001


         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Commonwealth Biotechnologies, Inc. (the "Company") will be held on May 7, 2001, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, for the following purposes:

         (1)      To elect three nominees as Class I Directors of the Company;

         (2)      To elect one nominee as a Class II Director of the Company;

         (3)      To elect one nominee as a Class III Director of the Company;

         (4) To ratify the appointment of McGladrey & Pullen, LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2001; and

         (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on March 31, 2001 will be entitled to vote at the Annual Meeting.

         The enclosed Proxy Statement contains more information pertaining to matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

         Whether or not you plan to attend the Annual Meeting in person, to assure the presence of a quorum, please complete, date, sign and return the accompanying proxy in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

                                       By Order of the Board of Directors,


                                       /s/ Thomas R. Reynolds

                                       THOMAS R. REYNOLDS,
                                       Secretary

Richmond, Virginia
April 9, 2001

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                                601 Biotech Drive
                            Richmond, Virginia 23235



                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2001


         This Proxy Statement is furnished to the holders of common stock, without par value per share ("Common Stock"), of Commonwealth Biotechnologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on May 7, 2001, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed on or about April 9, 2001.

         Only the holders of Common Stock of record at the close of business on March 31, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. On such date, 2,076,164 shares of Common Stock were outstanding. Each shareholder is entitled to one vote per share held of record on the Record Date. The Common Stock is the Company's only outstanding voting stock.

         A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the shareholders. If the Company proposes adjournment, the person named on the enclosed proxy card will vote such shares for which they have voting authority in favor of adjournment.

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card and for the recommendation of the Board of Directors on any other proposal that may properly come before the meeting. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of constituting a quorum, but will not have the effect of voting in opposition to a director or of a vote against the other proposals.

         The Company will pay all expenses of the Annual Meeting, including the cost of soliciting proxies. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

         Any shareholder giving a proxy may revoke it by delivering a written notice of such revocation to Thomas R. Reynolds, the Secretary of the Company, at 601 Biotech Drive, Richmond, Virginia 23235 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Articles of Incorporation, as amended to date, provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. The Board of Directors has nominated the three individuals named below under the caption "Class I Nominees" for election as directors to serve until the annual meeting of shareholders in 2004 or until their successors have been elected and qualified. All of the Class I Nominees are currently serving on the Board of Directors of the Company with terms expiring at this Annual Meeting, with the exception of Everette G. Allen, Jr., who was appointed to the Board in January 2001, subject to shareholder approval. In January 2001, the Company's Board of Directors also nominated the individual named below under "Class II Nominee" for election as a director to serve until the annual meeting of shareholders in 2002 or until his successor has been elected and qualified. In January 2001, the Company's Board of Directors also nominated the individual named below under "Class III Nominee" for election as a director to serve until the annual meeting of shareholders in 2003 or until his successor has been elected and qualified.

         The Company's Bylaws, as amended to date, provide that the Board of Directors shall consist of not less than five nor more than nine directors as established by the Board of Directors. The size of the Board of Directors currently consists of eight directors.

Required Vote

         Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

Class I Nominees:

EVERETTE G. ALLEN, JR. - Nominee for Director
Age -- 60

         Mr. Allen is Chairman of and a senior partner in the law firm of Hirschler, Fleischer, Weinberg, Cox & Allen, P.C. in Richmond, Virginia. Mr. Allen concentrates his practice in litigation, real estate development, commercial disputes law, finance and debt restructuring and has been practicing at Hirschler, Fleischer since 1970. Mr. Allen was admitted to the Virginia State Bar in 1965. He served as Executive Editor of the Virginia Law Review from 1964 to 1965 and served as a Law Clerk to Fourth Circuit Judge Albert V. Bryan of the U.S. Court of Appeals during 1965 and 1966. He was a member of the Board of Trustees of Randolph-Macon College from 1988 to 1992 and a Trustee of the Virginia Student Aid Foundation from 1996 to 1999. Mr. Allen currently is a member of the American College of Trial Lawyers, a member of the Board of Directors of Virginia Gas Company and a Trustee of the Metropolitan Richmond Sports Authority. In addition, Mr. Allen is a director of Hersha Hospitality Trust, a real estate investment trust. Mr. Allen is a Phi Beta Kappa graduate of Randolph Macon College in 1962 and received his law degree from the University of Virginia in 1965.

RAYMOND HAROLD CYPESS - Director
Age -- 60
Director since 1999

         Since 1993, Dr. Cypess has been the President and Chief Executive Officer of American Type Culture Collection ("ATCC"), a leading non-profit repository for microbiologicals. Since 2000, Dr. Cypess has been Chairman of Biodominion Corp., a wholly-owned subsidiary of ATCC, and he is currently a director of Mid-Atlantic Medical Services, Inc. Dr. Cypess received a bachelor's degree in Biology from Brooklyn College, a bachelor's degree in Agriculture from the University of Illinois, Urbanna, a doctorate degree in Veterinary Medicine from the University of Illinois, Urbanna and a doctorate degree in Parasitology from the University of North Carolina, Chapel Hill.

THOMAS R. REYNOLDS - Senior Vice President, Secretary, Director and Founder Age -- 38
Director since 1992

         Mr. Reynolds currently serves the Company as a Senior Vice President and a director. He assumed the role of the Company's Secretary in 1998. From the founding of the Company in 1992 until 1997, Mr. Reynolds served as a Vice President of the Company. From 1987 until 1997, Mr. Reynolds served as the Manager of the Nucleic Acids Core Laboratory at The Massey Cancer Center at Virginia Commonwealth University ("VCU"). Mr. Reynolds received a bachelor's degree in Biology from the Pennsylvania State University.

Class II Nominee:

SAMUEL P. SEARS, JR. - Nominee for Director
Age -- 57

         Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman of Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School.


Class III Nominee:

DONALD A. MCAFEE, PH.D. - Nominee for Director
Age -- 59

         Dr. McAfee is co-founder, Chairman, and a director of Discovery Therapeutics, Inc., a Richmond, Virginia-based clinical stage pharmaceutical company. Dr. McAfee has been a scientist and manager in academia and industry for more than 35 years. Before organizing Discovery Therapeutics in 1994, Dr. McAfee served for eight years as Vice President, Research, at Whitby Research, Inc. (formerly Nelson Research and Development), managing the drug discovery programs. Prior to entering industry, Dr. McAfee served as Chairman of the Division of Neurosciences at the Beckman Research Institute (City of Hope) and held faculty appointments at the Yale University School of Medicine and the University of Miami School of Medicine. He has authored more than 100 articles and book chapters in neuroscience and pharmacology. He is currently an adjunct professor at the University of California, Irvine and at the Medical College of Virginia, and is a frequent lecturer to the industry in drug discovery for the Pharmaceutical Education and Research Institute. Dr. McAfee received his Ph.D. in Physiology from the University of Oregon School of Medicine.


Continuing Directors

         The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated and until their successors are elected and take office. Shareholders are NOT voting on the election of the two Class I directors and the one Class III Director noted below.

Class II Directors Serving Until the 2002 Annual Meeting:

ROBERT B. HARRIS, PH.D. - President, Director and Founder
Age  -- 49
Director since 1992

         Since founding the Company in 1992, Dr. Harris has served as the President and a director of the Company. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor's degree in Chemistry and Biology from the University of Rochester, and a master's degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

L. McCARTHY DOWNS, III - Director
Age -- 48
Director since 2000

         Mr. Downs is Chairman of the Board of Anderson & Strudwick Investment Corporation, the parent company of Anderson & Strudwick, Incorporated, a registered broker-dealer ("A&S"). Mr. Downs is a Senior Vice President with A&S. He has been the manager of A&S' Corporate Finance department since 1990 and has been involved in several public and private financings for real estate investment trusts and other companies including the Company. Prior to 1990, Mr. Downs was employed by another investment banking and brokerage firm for seven years. In addition, Mr. Downs is a director of Hersha Hospitality Trust, a real estate investment trust. Mr. Downs received a Bachelor of Science degree in Business Administration from The Citadel and obtained a master's degree in Business Administration from The College of William and Mary.

Class III Directors Serving Until the 2003 Annual Meeting:

RICHARD J. FREER, PH.D. - Chairman of the Board, Director and Founder
Age -- 58
Director since 1992

         Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a director of the Company. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at VCU, first as an Associate Professor, and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as Professor in VCU's Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor's degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University.

         In voting by proxy for the election of the three nominees as Class I Directors, the one nominee as Class II Director, and the one nominee as Class III Director to serve until the annual meeting of shareholders at which such directors' class will stand for reelection, shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to a specific nominee. If no instructions are indicated, such proxies will be voted FOR the election of all nominees as directors.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
  VOTE FOR THE ELECTION OF ALL OF THE PROPOSED CLASS I, CLASS II AND CLASS III
                      NOMINEES TO THE BOARD OF DIRECTORS.


Information Regarding the Board of Directors

         The Board of Directors held four meetings during 2000, including regular and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and the committees thereof on which the director serves.

         The Committees of the Board of Directors consist of an Audit Committee, a Compensation Committee, a Nominating Committee, and a Strategic Planning Committee. The Audit Committee is currently comprised of Mr. Allen, Mr. Sears, and Dr. Cypess. The Compensation Committee is currently comprised of Dr. Cypess, Dr. McAfee and Mr. Sears. The Nominating Committee is comprised of Mr. Reynolds, Mr. Downs, and Dr. Harris. The Strategic Planning Committee is comprised of Dr. Harris, Mr. Downs, Mr. Allen, Dr. McAfee, and Mr. Reynolds. During 2000, the Audit Committee met four times, the Compensation Committee met six times, the Nominating Committee met two times, and the Strategic Planning Committee did not meet. The Audit Committee recommends the annual appointment of independent auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the internal control procedures of the Company. The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A. The Compensation Committee administers the Company's 1997 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the "Incentive Plans") and makes recommendations to the Board of Directors regarding compensation and benefits for the executive officers. The Compensation Committee also has oversight responsibilities for all broad-based compensation and benefit programs, including the Incentive Plans. The Nominating Committee recommends to the Board of Directors candidates for election as director of the Company and makes recommendations to the Board of Directors regarding director compensation. The Strategic Planning Committee is responsible for developing, modifying, and monitoring the implementation of the Company's long-term strategic plan.

Compensation of Directors

         All directors receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended (the "Director's Fee"). The Director's Fee is adjusted upwards or downwards on an annual basis in an amount equal to the percentage change in the market price of the Company's Common Stock as compared to the market price of the Common Stock for the previous fiscal year. In addition to the Director's Fee, all directors receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings.

Report of the Audit Committee

          In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each of the members of the Audit Committee is independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.'s listing standards.

          In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls, organization, responsibilities, budget and staffing.

          The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

         The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

         Samuel P. Sears, Jr., Audit Committee Chairman
         Everett G. Allen, Jr., Audit Committee Member
         Raymond Harold Cypess, Audit Committee Member


Principal Accounting Firm Fees

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, McGladrey & Pullen, LLP:

Audit Fees..........................        $  34,400
                                              --------
Financial Information Systems Design and
Implementation Fees.................        $       -
                                              ---------

All Other Fees......................        $  24,402
                                              ---------

                                            $  58,802
                                              ---------

---------------
 (a) Includes fees for tax return preparation, post audit and due deligence procedures related to registration statements, services in connection with a proposed acquisition and consultation on various accounting matters.
 (b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                        PROPOSAL 2: SELECTION OF AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed, subject to the approval of the shareholders, the firm McGladrey & Pullen, LLP as independent public accountants to audit the Company's financial statements for the fiscal year ended December 31, 2001. If the appointment of McGladrey & Pullen, LLP is not approved by the shareholders, the matter will be referred to the Audit Committee for further review.

         The Company appointed McGladrey & Pullen, LLP to serve as the Company's independent public accountants on February 23, 1998. It is anticipated that representatives of McGladrey & Pullen, LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to appropriate questions at that time.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
            VOTE FOR THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE
             COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE
                  COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL
                          YEAR ENDING DECEMBER 31, 2001.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding beneficial ownership as of the Record Date (unless otherwise indicated) by (i) each director and nominee for director, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, (iii) the Named Executive Officers (as defined herein), and (iv) all directors and officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Name and Address of Beneficial Owner         Shares Beneficially Owned (1)      Percent of Class (%)
------------------------------------         -----------------------------      --------------------
Richard J. Freer, Ph.D. (2)                             120,743                          *
Robert B. Harris, Ph.D. (3)                             103,524                          *
Thomas R. Reynolds (4)                                   51,603                          *
L. McCarthy Downs (5)                                    25,375                          *
Raymond Harold Cypess (6)                                 5,000                          *
Everette G. Allen, Jr. (7)                               25,000                          *
Samuel P. Sears, Jr. (8)                                  5,500                          *
Donald A. McAfee, Ph.D. (9)                               5,000                          *
James T. Martin (10)                                    719,500                         34.7
Mills Value Adviser, Inc. (11)                          514,369                         24.8
Juniper Trading Services, Inc. (12)                     719,500                         34.7
All directors and executive officers as a
      group (8 persons) (12)                            341,745                         16.5

----------------

  *      Less than 1%
(1) Includes shares of Common Stock subject to options and warrants that may be exercised within 60 days of March 31, 2001. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2) Dr. Freer's address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 66,664 shares of Common Stock and warrants to purchase an aggregate of 28,947 shares of Common Stock.
(3) Dr. Harris' address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 46,401 shares of Common Stock and warrants to purchase an aggregate of 28,947 shares of Common Stock.
(4) Mr. Reynolds' address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Reynolds includes currently exercisable options to purchase an aggregate of 26,318 shares of Common Stock and warrants to purchase an aggregate of 13,158 shares of Common Stock.
(5) Mr. Downs' address is 707 East Main Street, 20th Floor, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Mr. Downs represents currently exercisable warrants to purchase an aggregate of 25,375 shares of Common Stock.
(6) Dr. Cypess' address is 10801 University Boulevard, Manassass, Virginia 20110-2209. The number of shares deemed to be beneficially held by Dr. Cypess represents currently exercisable options to purchase an aggregate of 5,000 shares of Common Stock.
(7) Mr. Allen's address is c/o Hirschler, Fleischer, Weinberg, Cox & Allen, A Professional Corporation, The Federal Reserve Bank Building, 701 East Byrd Street, P.O. Box 500, Richmond, Virginia 23218-0500. The number of shares deemed to be beneficially held by Mr. Allen includes currently exercisable option to purchase an aggregate of 5,000 shares of Common Stock.
(8) Mr. Sears' address is 1276 Hermitage Road, Manakin-Sabot, Virginia 23103. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 5,000 shares of Common Stock.
(9) Dr. McAfee's address is 2028 Dabney Road, Suite E-17, Richmond, Virginia 23230. The number of shares deemed to be beneficially held by Dr. McAfee represents currently exercisable options to purchase an aggregate of 5,000 shares of Common Stock.
(10) Mr. Martin's address is Agars Island c/o Mainsail 11 Lulworth Lane, Point Shares, Pembroke Bermuda HM 05.
(11) Represents shares held by investment advisory clients of Mills Value Adviser, Inc. ("MAI"), a registered investment adviser. Mr. Charles
         A. Mills, III, a former director of the Company, serves as Chairman of MAI. MAI possesses dispositive power over such shares. MAI's address is 707 East Main Street, Richmond, Virginia 23219.
(12) Juniper Trading Services, Inc.'s address is Compass Point Building, 9 Bermudiana Road, Hamilton, HM 11 Bermuda.
(13) Includes currently exercisable options and warrants to purchase an aggregate of 255,810 shares of Common Stock within 60 days of March 31, 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the SEC.

         Based solely on a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that Dr. Cypess and Mr. Downs each failed to timely file one report reflecting his initial statement of beneficial ownership. These deficiencies were subsequently remedied.

                             EXECUTIVE COMPENSATION

Executive Officers of the Company

         The executive officers of the Company are as follows:

          Name              Age                      Position
          ----              ---                      --------
Richard J. Freer, Ph.D.     58          Chairman of the Board and Director
Robert B. Harris, Ph.D.     49                President and Director
   Thomas R. Reynolds       38     Senior Vice President, Secretary and Director
    James H. Brennan        48                      Controller

         Set forth below is the biographical information for Mr. Brennan. See "Proposal 1: Election of Directors" for information regarding the backgrounds of Dr. Freer and Dr. Harris and Mr. Reynolds.

JAMES H. BRENNAN  - Controller
Age -- 48

          Mr. Brennan became the Company's Controller in December 1997. From 1996 to 1997, Mr. Brennan served as the Controller of Star Tobacco, a cigarette manufacturer. From 1995 to 1996, he served as Controller of Delta Airport Consultants, an engineering firm. From 1994 to 1995, Mr. Brennan was the Controller for Herald Pharmacal, a manufacturer of skin care products. Mr. Brennan received a bachelor's degree in Political Science from Mount St. Mary's College and a master's degree in Business Administration from Averett College.

Summary Compensation

         The following table sets forth summary information concerning compensation paid or accrued by the Company in 2000 on behalf of (i) the Company's Chairman of the Board and (ii) the two other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2000 (collectively, the "Named Executive Officers").

                                                                                          Securities
Name and Principal                                                     Other Annual      Underlying        All Other
     Position                 Year    Salary ($)(1)    Bonus ($)     Compensation ($)    Options (#)    Compensation ($)
     --------                 ----    -------------    ---------     ----------------    -----------    ----------------
Richard J. Freer, Ph.D.,      2000       182,925           --               --               7,069         24,700 (2)
Chairman of the Board         1999       150,000           --               --                --            7,500 (2)
                              1998       162,600           --               --              78,157         44,073 (4)

Robert B. Harris, Ph.D.,      2000       183,846           --               --               7,069         24,700 (2)
President                     1999       150,000           --               --                --            7,500 (2)
                              1998       164,866           --               --              78,157         44,073 (4)

Thomas R. Reynolds,           2000       131,742           --               --               6,141         15,000 (3)
Senior Vice President and     1999       115,750           --               --                --            5,000 (3)
Secretary                     1998       118,352           --               --              35,529         22,632 (5)

--------------
(1) Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2)      Represents Director's Fees and travel expenses paid by the Company.
(3)      Represents Director's Fees paid by the Company.
(4) Represents the sum of Director's Fees and travel expenses paid by the Company and distributions to pay income taxes incurred by the recipient as a result of the Company's status, prior to June 1997, as a corporation taxed in accordance with Subchapter S of the Internal Revenue Code of 1986, as amended.
(5) Represents the sum of Director's Fees paid by the Company and distributions to pay income taxes incurred by the recipient as a result of the Company's status, prior to June 1997, as a corporation taxed in accordance with Subchapter S of the Internal Revenue Code of 1986, as amended.

Stock Option Exercises in 2000 and Year-End Option Values

         The following table sets forth certain information, with respect to the Named Executive Officers, concerning the exercise of options in 2000 and with respect to unexercised options at December 31, 2000.


                                                             Number of Unexercised Option     Value of Unexercised In-the-Money
                                                                at Fiscal Year-End (#)        Options at Fiscal Year End ($)(1)
                       Shares Acquired                          ----------------------        ---------------------------------
                       ---------------
        Name           on Exercise (#)  Value Realized ($)(2) Exercisable   Unexercisable     Exercisable     Unexercisable
        ----           ---------------  --------------------  -----------   -------------     -----------     -------------
        s
Richard J. Freer, Ph.D.,      0                  0             66,664         11,493             --                --
Robert B.  Harris, Ph.D.,  20,263           281,149.125        46,401         11,493             --                --
Thomas R. Reynolds          9,211           127,802.625        26,318            0               --                --

--------------
(1) The exercise prices of the stock options exceeded the closing price of the stock on the Nasdaq SmallCap Market on December 31, 2000.
(2) Calculated by subtracting the exercise price from the closing price of the stock on the Nasdaq SmallCap Market on the date of exercise.

Stock Option Grants in 2000

         The following table sets forth certain information, with respect to the Named Executive Officers, concerning the grant of options in 2000 pursuant to the Company's Incentive Plans.

                             Number of securities     Percent of total options      Exercise or
                              underlying options       granted to employees in       base price
           Name                 granted (#) (1)          fiscal year (%)(2)        ($/share)(3)    Expiration Date
           ----                 ---------------          ------------------        ------------    ---------------
Richard J. Freer, Ph.D.              7,069                       8.2                    3.75           12/31/10
Robert B. Harris, Ph.D.              7,069                       8.2                    3.75           12/31/10
Thomas R. Reynolds                   6,141                       7.1                    3.75           12/31/10

(1)      Options are immediately exercisable.
(2) Based on options to purchase an aggregate of 86,344 shares of Common Stock granted pursuant to the Company's Incentive Plans in the fiscal year ended December 31, 2000.
(3) The exercise price is equal to the market value of a share of Common Stock at the time of the grant.

         The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in Securities and Exchange Commission regulations, covering employees of the Company.

Employment Contracts and Termination and Change-In-Control Arrangements

         On June 24, 1997, the Company entered into employment agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each of these agreements has a term of five years and will be extended for successive one-year terms beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the employment agreement. The employment agreements provide for base salaries of $165,000 for Dr. Freer and Dr. Harris and $120,000 for Mr. Reynolds, which are adjustable annually at the discretion of the Compensation Committee. In addition, the employment agreements provide the Company's executive officers with annual bonuses equal to, in the aggregate, 15% of the Company's pre-tax net income for the preceding fiscal year. Such bonuses will be paid within 30 days following the release of the Company's annual audited financial statements. Under each of the employment agreements, the Company may terminate the executive officer's employment at any time for "Cause" as such term is defined in the employment agreement, without incurring any continuing obligations to the executive officer. If the Company terminates an executive officer's employment for any reason other than for "Cause" or if an executive officer terminates his or her employment for "Good Reason," as such term is defined in the employment agreement, the Company will remain obligated to continue to provide the compensation and benefits specified in the executive officer's employment agreement for the duration of what otherwise would have been the term of the employment agreement. In addition, each employment agreement contains non-competition provisions which prohibit each executive officer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

         The Company has entered into severance agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each severance agreement (all of which are substantially similar) has an initial term of five years and will be extended for successive one-year periods beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the severance agreement. If the employment of any of these executive officers is terminated (with certain exceptions) within 60 months following a "Change in Control," as such term is defined in the severance agreement, the executive officer will be entitled to receive a cash payment equal to two times the annual salary for the most recent twelve-month period and three times the bonus paid with respect to such period. To the extent the aggregate benefits available to an executive officer, whether under his respective severance agreement or otherwise, exceed the limit of three times the executive's average base compensation provided in
Section 280G of the Internal Revenue Code of 1986, as amended, resulting in the executive officer incurring an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any other taxes or penalties (other than ordinary income or capital gains taxes), the severance agreements require the Company to pay the executive officer an additional amount to cover any such excise taxes or penalties incurred. The Company will not be entitled to a deduction for the amount in excess of this limit.

Compensation Committee Interlocks and Insider Participation

          From January 2000 through March 2000, the Compensation Committee of the Board of Directors consisted of George F. Allen and Peter C. Einselen. From March 2000 through December 2000, the Compensation Committee consisted of George
F. Allen and Raymond H. Cypess. Messrs. Allen and Einselen have since resigned from the Company's Board of Directors. Since January 2001, the Compensation Committee has consisted of Dr. Cypess, Dr. McAfee and Mr. Sears. None of the members of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries, nor have any of the members had any relationship with the Company requiring disclosure by the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Downs and one former director of the Company, Peter C. Einselen, who resigned from the Board in March 2000, are employees of Anderson & Strudwick, Incorporated ("A&S"). In September 2000, A&S served as the placement agent for the Company's issuance of an aggregate of 348,000 shares of Common Stock and warrants to purchase an aggregate of 348,000 shares of Common Stock to Juniper Trading Services, Inc. ("Juniper"), a British Virgin Islands corporation and a significant shareholder of the Company. The total offering price was $2,599,908. Of the warrants so issued, warrants to purchase an aggregate of 174,000 shares of Common Stock had a five year term and an exercise price of $6.50 per share. The remaining warrants to purchase an aggregate of 174,000 shares of Common Stock had an eighteen month term and an exercise price of $6.50 per share.

         For its services as placement agent in connection with this offering, the Company paid A&S a fee of approximately $192,500. In addition, the Company reissued warrants to purchase an aggregate of 101,500 shares of Common Stock which were previously issued to A&S as underwriter compensation in connection with the Company's initial public offering in 1997. As originally issued, these warrants were to expire on October 17, 2002 and had an exercise price of $9.90 per share. In connection with the closing of the Company's initial public offering, A&S assigned warrants to purchase an aggregate of 25,375 shares of Common Stock to Mr. Downs and warrants to purchase an aggregate of 50,750 shares of Common Stock to Charles A. Mills, a former director of the Company. As reissued, Mr. Downs now holds (i) warrants with a five year term to purchase an aggregate of 12,688 shares of Common Stock at $6.50 per share and (ii) warrants with an eighteen month term to purchase an aggregate of 12,687 shares of Common Stock. As reissued, A&S now holds (x) warrants with a five year term to purchase an aggregate of 12,688 shares of Common Stock at $6.50 per share and (y) warrants with an eighteen month term to purchase an aggregate of 12,687 shares of Common Stock.

         From September 1999 to September 2000, the Company borrowed an aggregate of $300,000 from Juniper. The Company repaid the principal amount of the loan in full on September 27, 2000. Upon principal repayment, the Company also paid an aggregate of $16,232 in interest and issued an option to purchase an aggregate of 31,250 shares of Common Stock to Juniper. The options have a term of ten years and an exercise price of $5.13 per share.

         The Company believes that the transactions noted above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders will be approved in accordance with Virginia law by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                              SHAREHOLDER PROPOSALS

         If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Shareholders, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing and be submitted on or before August 7, 2001. Any proposals should be mailed to the Company at 601 Biotech Drive, Richmond, Virginia 23235,
Attention: Thomas R. Reynolds, Secretary.

         In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if a proposal is not to be included in the Company's proxy statement, the Company's Bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Company not later than 90 days prior to the annual meeting. As to each matter, the notice must contain (i) a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name of, record address of, and class and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business. The 2002 Annual Meeting of Shareholders of the Company will be held on May 14, 2002.

         The Company's Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by mailing written notice to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder's notice shall include (a) the name and address of the shareholder and of each person to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and
(e) the consent of each nominee to serve as a director of the Company if so elected.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Annual Meeting of Shareholders. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 601 BIOTECH DRIVE, RICHMOND, VIRGINIA 23235, ATTENTION: JAMES H. BRENNAN, CONTROLLER.


                                        By Order of the Board of Directors,


                                        /s/ Thomas R. Reynolds

                                        THOMAS R. REYNOLDS
                                        Secretary

                                                                     Appendix A

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER


Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. It is intended that the composition of the committee shall comply with the regulations of the Securities and Exchange Commission and of the National Association of Securities Dealers, as they may be applicable.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. This is to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will,

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation. It will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further the committee periodically should review corporation's policy statements to determine their adherence to the code of conduct.

o Review the internal accounting and auditing function of the corporation, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o Review accounting and financial human resources and succession planning within the corporation.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

                       COMMONWEALTH BIOTECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 7, 2001

    The undersigned hereby appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., or either of them, with power of substitution, as proxies to vote all stock of Commonwealth Biotechnologies, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held on May 7, 2001, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.


     1.   [  ]    FOR the election as director of all nominees listed:
                  Everette G. Allen,  Jr.,  Raymond  Harold Cypess,  Thomas R.
                  Reynolds,  Samuel P. Sears, Jr., and Donald A. McAfee, Ph.D.
                  (except as marked to the contrary below).

          [  ]    WITHHOLD  AUTHORITY to vote for all  nominees  listed:
                  Everette G. Allen,  Jr.,  Raymond  Harold Cypess,  Thomas R.
                  Reynolds,  Samuel P. Sears, Jr., and Donald A. McAfee, Ph.D.
                  (except as marked to the contrary below).

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE THE APPLICABLE NAME(S) IN THE SPACE PROVIDED BELOW:


------------------------------------------------------------------------------

2. Proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2001.

         [  ] FOR              [  ] AGAINST                [  ] ABSTAIN

         IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MUST BE DATED AND SIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the three nominees as Class I Directors of the Company, the one nominee as a Class II Director of the Company, and the one nominee as a Class III Director of the Company; and (ii) FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent public accountants of the Company for the fiscal year ended December 31, 2001.

   Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability entity, please sign in full name such entity by authorized person.


                                           Dated: ______________________, 2001


                                            ---------------------------------
                                            Signature of Shareholder

                                            ---------------------------------
                                            Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.